Exhibit 4.5
OMNIBUS AMENDMENT
     THIS OMNIBUS AMENDMENT (the “Agreement”) is made and entered into as of August 25, 2009 between Alimera Sciences, Inc., a Delaware corporation (the “Company”) and each person or entity identified as a “Stockholder” on the signature pages hereto (each a “Stockholder” and collectively, the “Stockholders”).
RECITALS
     WHEREAS, the Company proposes to issue shares of its Series C-1 Preferred Stock and warrants to purchase shares of its Series C-1 Preferred Stock (the “Series C-1 Financing”) pursuant to the terms and conditions of that certain Series C-1 Preferred Stock and Warrant Purchase Agreement of even date herewith (the “Stock Purchase Agreement”);
     WHEREAS, certain of the Stockholders are parties to each of (i) that certain Second Amended and Restated Investor Rights Agreement, dated as of March 17, 2008, by and among the Company and certain holders of the Company’s capital stock (the “Investor Rights Agreement”) and (ii) that certain Second Amended and Restated Stock Sale Agreement, dated as of March 17, 2008, by and among the Company and certain holders of the Company’s capital stock (the “Stock Sale Agreement”);
     WHEREAS, pursuant to Section 7.5 of the Investor Rights Agreement, any term of the Investor Rights Agreement may be amended with the written consent of the Company and the Investors holding at least two-thirds (2/3) of the shares of Investor Stock (as defined therein), voting together as a single group, and including, for such purposes, shares of Common Stock into which any shares of Investor Stock have been converted (collectively, the “IRA Requisite Parties”);
     WHEREAS, pursuant to Section 9.3 of the Stock Sale Agreement, any term of the Stock Sale Agreement may be amended with the written consent of the Company, the holders of at least a majority of the then outstanding Common Stock held by the Common Holders then providing services to the Company as an officer, employee or consultant, and the holders of at least a majority of the then outstanding Preferred Stock held by the Investors (each as defined therein) (collectively, the “Stock Sale Agreement Requisite Parties”);
     WHEREAS, Dr. Calvin Roberts is an Eligible Holder (as defined in the Investor Rights Agreement) with a right to purchase his Pro Rata Share (as defined in the Investor Rights Agreement) of Series C-1 Units issued by the Company in the Series C-1 Financing;
     WHEREAS, Dr. Roberts desires to assign such right to purchase Series C-1 Units to the Calvin W. Roberts MD PC Pension Plan (the “Roberts Pension Plan”), such that the Roberts Pension Plan shall purchase Series C-1 Units issued pursuant to the Stock Purchase Agreement in the Series C-1 Financing; provided, however, that as a condition with such purchase, the Roberts Pensions Plan shall become a party to each of the Investor Rights Agreement and the Stock Sale Agreement; and
     WHEREAS, in connection with the Series C-1 Financing, the Company and the undersigned Stockholders, constituting both the IRA Requisite Parties and the Stock Sale

Agreement Requisite Parties, desire to amend the Investor Rights Agreement and the Stock Sale Agreement as set forth herein and to consent to the admission of the Roberts Pension Plan as a party to each such agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendment of Investor Rights Agreement. Upon execution of this Agreement by the IRA Requisite Parties, the Investor Rights Agreement shall be amended as follows:
a.	A new exhibit, in the form attached hereto as Attachment 1, shall be added to the Investor Rights Agreement as Exhibit F thereto.

b.	The parties to the Investor Rights Agreement shall be deemed to include the investors listed on Exhibit F thereto (as attached by operation hereof), which such parties shall be referred to for purposes of such agreement as the “Series C-1 Investors”. The definition of “Investors” therein shall be amended to include such Series C-1 Investors.

c.	The definition of “Investor Stock” shall be amended to include shares of the Company’s Series C-1 Preferred Stock, par value $0.01 per share, including shares issued or issuable upon exercise of warrants exercisable therefor.
2.	Amendment of Stock Sale Agreement. Upon execution of this Agreement by the Stock Sale Requisite Parties, the Stock Sale Agreement shall be amended as follows:
a.	A new exhibit, in the form attached hereto as Attachment 1, shall be added to the Stock Sale Agreement as Exhibit E thereto.

b.	The parties to the Stock Sale Agreement shall be deemed to include the investors listed on Exhibit E thereto (as attached by operation hereof), which such parties shall be referred to for purposes of such agreement as the “Series C-1 Investors”. The definition of each of “Investors” and “Stockholders” shall be amended to include such Series C-1 Investors.

c.	The definition of “Preferred Stock” shall be amended to include shares of the Company’s Series C-1 Preferred Stock, par value $0.01 per share, including shares issued or issuable upon exercise of warrants exercisable therefor.

3.	Roberts Pension Plan.
a.	By its signature below, the Roberts Pension Plan hereby agrees, effective as of the date hereof, to be bound by and to become party to the Investor Rights Agreement and the Stock Sale Agreement, each as may be amended from time to time (including, without limitation, by this Agreement), in each case as a “Series C-1 Investor”. The Roberts Pension Plan further acknowledges that its signature page attached to this agreement shall be deemed a counterpart signature page to each of the Investor Rights Agreement and the Stock Sale Agreement and, as such, may be attached to each such agreement.

b.	Each Stockholder hereby consents to the assignment by Dr. Roberts of his right under the Investor Rights Agreement to purchase Series C-1 Units to the Roberts Pension Plan; provided, however, that such consent is expressly conditioned on the execution and delivery by the Roberts Pension Plan of this Agreement.

c.	Upon execution of this Agreement by each of (i) the IRA Requisite Parties, (ii) the Stock Sale Agreement Requisite Parties and (iii) the Roberts Pension Plan, each of Investor Rights Agreement and the Stock Sale Agreement shall be amended to include the Roberts Pension Plan as a party thereto, in each case as a “Series C-1 Investor”.
4.	General.
a.	Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

b.	Except as expressly provided herein, all provisions of each of the Investor Rights Agreement and the Stock Sale Agreement shall remain in full force and effect.

c.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to Delaware conflict of law principles.

d.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

COMPANY:

ALIMERA SCIENCES, INC.

By: Name: Title:	/s/ Richard Eiswirth, Jr. Richard S. Eiswirth, Jr. Chief Financial Officer
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDER:

/s/ Calvin Roberts

Dr. Calvin Roberts

ROBERTS PENSION PLAN:

CALVIN W. ROBERTS MD PC PENSION PLAN

By: Name:	/s/ Calvin Roberts Calvin Roberts
Title:	Trustee
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

VENROCK PARTNERS, L.P.
by its General Partner, Venrock Partners Management, LLC

VENROCK ASSOCIATES IV, L.P. by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P.
by its General Partner, VEF Management IV, LLC

By: Name:	/s/ Anders Hove Anders Hove
Title:	Member
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

INTERSOUTH PARTNERS VII, L.P.

By:	Intersouth Associates VII, L.P.,
its General Partner

By: Name:	/s/ Philip Tracy Philip Tracy
Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS V, L.P.

By:	Intersouth Associates V, L.P.,
its General Partner

By: Name:	/s/ Philip Tracy Philip Tracy
Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH AFFILIATES V, L.P.

By:	Intersouth Associates V, LLC,
its General Partner

By: Name:	/s/ Philip Tracy Philip Tracy
Title:	Member, acting pursuant to Power of Attorney
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

INTERSOUTH PARTNERS VI, L.P.

By:	Intersouth Associates VI, LLC,
its General Partner

By: Name:	/s/ Philip Tracy Philip Tracy
Title:	Member, acting pursuant to Power of Attorney
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

BAVP, L.P.

By:	Scale Venture Management I, LLC
Its:	general partner

/s/ Mark Brooks

Name:	Mark Brooks
Title:	Managing Director
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner

By: Name:	/s/ Bill E. Bilodeau William E. Bilodeau
Title	: Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C.,
its General Partner

By:	/s/ Bill E. Bilodeau

Name:	William E. Bilodeau
Title	: Attorney-in-fact
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

DOMAIN PARTNERS VI, L.P.

By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By: Name:	/s/ Kathleen K. Schoemaker Kathleen K. Schoemaker
Title:	Managing Member

DP VI ASSOCIATES, L.P.

By:	One Palmer Square Associates VI, L.L.C.,
its General Partner

By:	/s/ Kathleen K. Schoemaker

Name:	Kathleen K. Schoemaker
Title:	Managing Member
Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:

G&H PARTNERS

By: Name:	/s/ Jonathan Gleason Jonathan Gleason
Title:

Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

     IN WITNESS WHEREOF, this Omnibus Amendment has been duly executed and delivered by the parties as of the date first above written.

STOCKHOLDERS:
/s/ C. Daniel Myers
C. Daniel Myers

/s/ David Holland
David Holland

/s/ Alisa Hudzina
Alisa Hudzina

/s/ Susan H. Caballa
Susan Caballa

/s/ David Eitel
David Eitel

Signature Page to
Alimera Sciences, Inc.
Omnibus Amendment

Attachment 1
Series C-1 Investors

		Series C-1 Shares
	Series C-1 Closing	Issuable upon
Name of Investor	Shares	Warrant Exercise
Venrock Associates IV, L.P.	429,125	858,250
Venrock Entrepreneurs’ Fund IV, L.P.	10,544	21,088
Venrock Partners, L.P.	87,512	175,024
Intersouth Partners VII, L.P.	421,257	842,514
Intersouth Partners V, L.P.	219,787	439,574
Intersouth Affiliates V, L.P.	10,074	20,148
BAVP, L.P.	651,118	1,302,236
Domain Partners VI, L.P.	644,214	1,288,428
DP VI Associates, L.P.	6,904	13,808
Polaris Venture Partners IV, L.P.	639,425	1,278,850
Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.	11,693	23,386
The Calvin W. Roberts MD PC Pension Plan	46,000	92,000
Janice Dee Weber	543	1,086
REDLOH Capital, LLC	4,857	9,714
BFG Investments LLC	12,960	25,920
Thomas L. Shields, Jr.	4,828	9,656
C&B Capital II, L.P.	35,355	70,710
C&B Capital II (PF), L.P.	29,020	58,040

		Series C-1 Shares
	Series C-1 Closing	Issuable upon
Name of Investor	Shares	Warrant Exercise
James Loftin	1,107	2,214
Michel Benton	543	1,086
Linda T. and Jimmy D. Veal	7,818	15,636
Daniel D. Veal	1,201	2,402
Zachary T. Veal	1,201	2,402
Plunkett Family LP	3,622	7,244
G&H Partners	10,000	20,000